EXHIBIT 10.70

      THIS LOAN AGREEMENT dated as of January 10,2002, by and between the NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY (the "Authority"), a public body corporate and politic constituting an instrumentality of the State of New Jersey Department of Environmental Protection ( the "Department") regarding the disbursement of financial assistance monies from the Hazardous Discharge Site Remediation Fund (the "Fund") pursuant to P.L. 1993, C.139 and the provisions of N.J.A.C. 19:31-8.1, et seq. (the "Fund Regulations") and IGI, INC., a corporation organized and existing under the laws of the State of Delaware (the "Borrower").

                             IT IS AGREED THAT:

      Section 1. THE LOAN. The Authority agrees on the terms and conditions of this Loan Agreement to make a loan (the "Loan") to the Borrower in the principal amount of Two Hundred Forty-Five Thousand Five Hundred Fifty-Six Dollars ($245,556) for remedial action (the "Project").

      Section 2. THE NOTE. The Loan shall be evidenced by a Promissory Note substantially in the form attached as Exhibit "A" (the "Note"). The Loan shall be repaid over a term of ten (10) years in one hundred twenty
(120) equal monthly installments as provided in the Note and shall bear interest on the unpaid principal balance from the date of the Note until payment in full of the entire principal amount, at a fixed rate of interest of five percent (5%) per annum. The Borrower may prepay the Note in whole at any time or in part on any payment date without penalty. Partial prepayments shall be applied to the last maturing payments due on the Note, shall be in one or more increments of the monthly amount due on principal, shall not extend or postpone the due date of any subsequent monthly installment or change the amounts of such installments unless the holder of the Note shall otherwise expressly agree in writing. There shall be due and owing by the Borrower a late charge of five percent (5%) of any monthly payment on any such payment which is seven (7) days or more past due. However, in the event that this late charge is found unenforceable by a court of law, the Borrower shall pay actual damages to the Authority which shall include but not be limited to the loss of use of the delinquent payment(s) and administrative costs in monitoring the default by the Borrower. Administrative costs include but are not limited to attempts to contact the Borrower via written and letter correspondence, generating and reviewing the delinquency reports, evaluating the delinquent account, evaluating the credit file, entering relevant information into the Authority's file and/or computer, relaying information to management and different departments, notifying and reporting to management and different departments.

      Section 3. SECURITY. As security for the Note, and for any other loans, advances, credits, indebtedness, obligations and liabilities of any kind of Borrower to the Authority, now or hereafter existing, whether absolute or contingent, due or to become due, direct or indirect, liquidated or unliquidated and however, incurred or arising, the Borrower shall grant to the Authority a mortgage (the "Mortgage") on certain real property located at 701 Harding Highway, Buena, New Jersey (the "Project Site") which when filed in the appropriate recording office shall constitute a third mortgage on the Project Site.

      The Loan Agreement, the Note, any and all security agreements, mortgages, financing statements and any and all other documents executed in connection with Loan shall hereinafter be defined as the "Loan Documents."

      Section 4. DISBURSEMENT OF THE LOAN. The Loan shall be disbursed by the Authority upon receipt of the following:

      (a) requisition of the form attached as Exhibit "B" signed by an authorized representative of the Borrower stating the name of the person, firm or corporatin to whom payment is to be made and the amount to be paid;

      (b) all documents, searches, opinions, evidence of insurance and guarantees as required by the Authority commitment letter dated June 26, 2001 as amended attached as Exhibit "C".

      Notwithstanding anything herein to the contrary, Borrower understands and agrees the Authority shall be under no obligation to make any disbursement with respect to which a requisition has been submitted by Borrower if, at the time of said submission, Borrower is in default under
Section 15 of this Loan Agreement.

      Section 5. INSURANCE. The Borrower agrees to insure the Project Site with insurance companies licensed to do business in New Jersey in such a manner and against such loss, damage and liability to third parties as is customary with companies in the same or similar business. The Borrower shall at all times carry general liability insurance with companies licensed to do business in New Jersey in amounts approved by the Authority and naming the Authority as additional insured. With respect to the Project Site, the Borrower shall carry at all times with companies licensed to do business in New Jersey full extended coverage fire, theft and hazard insurance in an amount approved by the Authority. Such extended coverage shall name the Authority as mortgagee and shall contain a provision that such policy may not be canceled or materially altered except upon at least fifteen (15) days written notice to the Authority and shall not contain a provision for deductible amounts greater than $5,000. In the event of loss or damage to any portion of the Project Site, the proceeds of any insurance shall be deposited with the Authority and applied as set forth in Section
6. At least
ten (10) days prior to the expiration of any such policy the Borrower shall furnish evidence satisfactory to the Authority that such policy has been renewed or replaced or is no longer required by this Loan Agreement.

      At all times during the term of this Loan Agreement, the Borrower shall comply with the laws of New Jersey relating to Worker's Compensation Insurance.

      Section 6.  DAMAGE, DESTRUCTION AND CONDEMNATION.

      (a) If the Project shall be damaged or either partially or totally destroyed or if title to or the temporary use of the whole or any part of the Project Site shall be taken or condemned by a competent authority for any public use or purpose, there shall be no abatement or reduction in the amounts payable by the Borrower under this Loan Agreement or under the Note.

      (b) In the event of any damage, destruction, taking or condemnation, the proceeds from any insurance or condemnation award shall be deposited with the Authority and applied to the payment of any amounts due on the Loan unless the Borrower and the Authority shall agree to apply the proceeds to the repair, reconstruction, replacement or relocation of the Project Site.

      Section 7. FINANCIAL STATEMENTS. The Borrower agrees to furnish to the Authority:

      (a) within 15 days of filing, signed copies of annual 10K federal income tax returns for the Borrower; and

      (b) deliver to the Authority concurrently with the annual 10K returns, a certificate of the Borrower stating that:

      (i) all taxes, assessments and charges which have become due have been paid or specifying which have not been paid and stating why they remain so; and

      (ii) the Borrower has not failed to comply with any obligations under this Loan Agreement or specifying any such failure and the reasons for such failure.

      In addition, the Borrower must furnish the Authority with evidence that all current taxes and assessments regarding the Project Site have been paid.

      Section 8. REPRESENTATIONS AND WARRANTIES BY THE BORROWER. Borrower hereby makes the following representations and warranties and acknowledges and agrees that each and every one of the following representations and warranties shall survive closing and shall continue for as long as the Loan remains outstanding:

      (a) The Borrower has been duly organized and validly exists as a corporation under the laws of the State of Delaware, has power to enter into this Loan Agreement and the Note evidencing the debt obligation of the Borrower to the Authority hereunder and has authorized the taking of all action necessary to carry out and give effect to the transactions contemplated by this Loan Agreement.

      (b) There is no action or proceeding pending or threatened against the Borrower before any court or administrative agency that might adversely affect the ability of the Borrower to perform its obligations under this Loan Agreement and all authorizations, consents and approvals of governmental bodies or agencies, required in connection with the performance of the Borrower's obligations hereunder have been obtained and will be obtained whenever required hereunder or by law.

      (c) Neither the execution and delivery of this Loan Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Loan Agreement is prevented, limited by, or conflicts with or results in a breach of, the terms, conditions, or provisions of any corporate restrictions or any evidence of indebtedness, agreement or instrument of whatever nature to which the Borrower is now a party or by which it is bound, or constitutes a default under any of the foregoing.

      (d) All tax returns and reports of the Borrower required by law to be filed have been duly filed and all taxes, assessments, fees and other governmental charges upon the Borrower or upon any of its respective properties, assets, income or franchises which are due and payable pursuant to such returns and reports, or pursuant to any assessment received by the Borrower have been paid other than those which may be presently payable without penalty or interest.

      (e) There has been no material adverse change in the aggregate assets or aggregate liabilities or in the condition, financial or otherwise, of the Borrower from that set forth in the financial statements delivered to the Authority by the Borrower in connection with this Loan Agreement.

      (f) All statements, representations and warranties made by the Borrower in its application to the Department, and any materials furnished in support of the request for financial assistance and this Loan Agreement are true. It is specifically understood by the Borrower that all such statements, representations and warranties shall be deemed to have been relied upon by the Department and the Authority as an inducement to make the Loan and that if any such statements, representations or warranties were materially false at the time they were made or are breached during the term hereof, the Authority may, in its sole discretion, consider any such misrepresentation or breach an event of default including without limitation, the Borrower's representation that it would not have been able to proceed with the Project without financial assistance from the Fund.

      (g) Borrower represents to the Authority that it has at all times pertinent to this Loan Agreement been represented by advisors of its own selection, including but not limited to attorneys-at-law and/or certified public accountants; that it has not relied upon any statement, representation, warranty, agreement or information provided by the Department or the Authority, its employees, agents or attorneys; that it acknowledges that it is informed by its advisors of its respective rights, duties, and obligations with respect to the Loan under all applicable laws, that it has no set-offs, defenses or counterclaims against the Department or the Authority with respect to the Loan, and that it is indebted to the Authority for the amounts stated in this Loan Agreement.

      (h) Borrower further acknowledges and agrees that the Department and the Authority has made no statements, representations, warranties, agreements or provided information to it in order to induce the execution of this Loan Agreement. Borrower further acknowledges and agrees that all agreements of the parties are set forth in this Loan Agreement or in the financing documents executed by Borrower prior to or on even date hereof.

      (i) If during any time the Loan remains outstanding, the Borrower becomes aware of any facts, occurrences, information, statements, or events that render any of the foregoing representations or warranties herein made untrue or materially misleading or incomplete, Borrower shall immediately notify the Authority in writing of such facts, occurrences, information, statements or events.

      Section 9. REMEDIATION OF PROJECT SITE. The Borrower shall perform the remediation of the Project Site as set forth in its application to the Department pursuant to the Fund Regulations.

      Section 10. TAXES AND OTHER GOVERNMENTAL CHARGES. The Borrower shall pay during the term of this Loan Agreement as the same become due, all taxes, assessments and governmental charges which may be required by law or contract to be paid by the Borrower. The Borrower may in good faith contest such taxes and governmental charges and such taxes and charges may remain unpaid during the period of such contest provided the Project Site will not be subject to loss or forfeiture as a result.

      Section 11.  MAINTENANCE OF ASSETS.

      (a) The Borrower shall during the term of this Loan Agreement operate and maintain all assets of the Borrower in compliance with all governmental laws, ordinances, approvals, rules and regulations which are acceptable to and binding upon the Borrower.

      (b) The Borrower will not relocate all or any substantial part of its business operation from the Project Site without the express prior written consent of the Authority.

      Section 12. ASSIGNMENT OF AGREEMENT, SALE OR LEASE OF PROJECT SITE. The Borrower may not assign or transfer the whole or any part of this Loan Agreement. The Borrower may not sell, lease, convey, assign, transfer or otherwise dispose of any use or possessory interest in the Project Site without the express prior written consent of the Authority except that the Borrower may grant utility, access and other easements and rights-of-way which will not impair the Borrower's use of the Project Site. The Authority reserves the right to deny approval of any proposed lease, sublease, assignment or transfer if the lessee, sublessee or assignee does not, in the judgment of the the Authority, satisfy guidelines for eligibility for Authority financial assistance. No permitted subleasing or assignment shall relieve the Borrower from primary liability hereunder.

      The actual principal amount of the Loan remaining unpaid together with interest thereon shall be immediately due and payable upon the transfer of ownership of the Project Site.

      Section 13. THE BORROWER TO MAINTAIN ITS EXISTENCE. During the term of this Loan Agreement the Borrower shall maintain its existence, shall continue as a corporation either organized under the laws of or duly qualified to do business as a corporation in the State of New Jersey, and without prior written consent of the Authority shall not dispose of all or substantially all of its assets and shall not consolidate with or merge into another entity or permit one or more other entities to consolidate with or merge into it.

      Section 14.  ADDITIONAL COVENANTS.

      (a) The Borrower shall not, without the express prior written consent of the Authority:

      (i)   issue any additional stock;

      (ii) declare cash or stock dividends (except for Sub-Chapter S corporations);

      (iii) purchase its own stock for value; or

      (iv) transfer any excess funds of the Borrower, its affiliates or subsidiaries for investment in any other business venture. The term "business venture" does not include bank accounts or certificates of deposit.

      (b) The Borrower shall make no material or substantial changes in the present management or operating control of the Borrower without the express prior written consent of the Authority.

      (c) The Borrower shall not borrow any additional funds, guarantee additional obligations or grant any additional liens on the Project Site (except for existing liens held by Fleet Capital Corporation to secure $22 million and American Capital Strategies, LTD to secure $7 million) without the express prior written consent of the Authority.

      (d) The Borrower shall permit representatives of the Authority and the Department to examine all books and records of the Borrower and to inspect the Project at reasonable times.

      (e) The Authority shall receive prior to closing a copy of a detailed contract regarding the remediation activities for which this Loan is being made.

      (f) The Borrower shall complete the Project substantially as set forth in its request for financial assistance.

      (g) Borrower agrees to comply, in all material respects with all applicable Federal, State, County and Municipal laws, ordinances, rules and regulations now in force or that may be enacted hereafter pertaining to the operation, conduct and maintenance of the Project and its existence and business including, without limitation, all Federal, State and local laws relating to benefit plans, environmental, safety, zoning, or health matters, and hazardous or liquid waste or chemicals or other liquids (including use, sale transport and disposal thereof.

      (h) The Borrower agrees that the Authority shall have a right, but no obligation, to have representatives present at all regular and special meetings of the Borrower's Board of Directors. The Borrower shall give sufficient prior written notice to the Authority of all such meetings.

      (i) This financing shall be subject to the Borrower's compliance with the statutory and regulating requirements under the Industrial Site Recovery Act and with all applicable federal statutory or regulating requirements.

      Section 15. EVENT OF DEFAULT. Any one or more of the following events shall constitute an event of default under this Loan Agreement (an "Event of Default"):

      (a) if any representation or warranty made by the Borrower or any other party to any of the Loan Documents, made in connection with the Loan, or in any report, certificate, financial statement or other instrument furnished in connection with the Loan shall prove to be false or misleading in any material respect;

      (b) default by the Borrower in the payment of any installment of the principal or interest on the Note and such default shall continue unremedied for fifteen (15) days;

      (c)  failure of the Borrower to comply with the Fund Regulations;

      (d) failure of the Borrower or any other party to observe and perform any other covenant, condition or agreement on the part of the Borrower or such party to be observed or performed pursuant to the terms of the Loan Documents (except the obligations referred to in (a) and (c) above) and (i) continuance of such failure for a period of thirty (30) days after receipt by the Borrower of written notice by the Department to the Borrower or such party, specifying the nature of such failure and requesting that it be remedied; or (ii) if by reason of the nature of such failure the same cannot be remedied within the said 30 days, the Borrower fails to proceed with reasonable diligence after receipt of said notice to cure same;

      (e) the Borrower shall have applied for or consented to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets; a custodian shall have been appointed with or without consent of the Borrower; the Borrower shall generally not be paying its debts as they become due; the Borrower shall have made a general assignment to for the benefit of creditors; Borrower shall have been adjudged a bankrupt, or filed a petition or an answer seeking an arrangement with creditors or taken advantage of any insolvency law, or an answer admitting the material allegations of a petition in bankruptcy or insolvency proceeding; or an order, judgment or decree shall have been entered, without the application, approval or consent of the Borrower by any court of competent jurisdiction approving a petition seeking reorganization of the Borrower, or appointing a receiver, custodian, trustee or liquidator of the Borrower or a substantial part of any of its assets and such order, judgment or decree shall continue unstayed and in effect for any period of forty-five (45) consecutive days; or the Borrower shall have filed a voluntary petition in bankruptcy or failed to remove an involuntary petition in bankruptcy filed against it within 45 days of the filing thereof;

      (f) a writ of execution or attachment or any similar process shall be issued or levied against all or any part of or interest in any of the properties or assets of the Borrower or any judgment involving monetary damages shall be entered against the Borrower which shall become a lien on the Borrower's properties or assets or any portion thereof or interest therein and such execution, attachment or similar process is not released, bonded, satisfied, vacated or stayed within thirty (30) days after its entry or levy;

      (g) seizure or foreclosure of any of the properties or assets of the Borrower pursuant to process of law or by respect of legal self-help, unless said seizure or foreclosure is stayed or bonded within thirty (30) days after the occurrence of same;

      (h) failure to observe any of the terms or conditions of the commitment letter of the Authority dated June 25, 2001 as amended which is incorporated herein.

      Section 16.  REMEDIES OF THE AUTHORITY.

      (a) Whenever any Event of Default referred to in Section 15 hereof shall have occurred and be continuing, the Authority may take one or more of the following remedial steps:

      (i) declare the entire principal amount of the Note to be due and payable forthwith, whereupon the Note shall become forthwith, due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding;

      (ii) take any action at law or in equity to collect the payments then due and thereafter to become due under the Note or to enforce performance and observance of any obligation, agreement or covenant of the Borrower under this Loan Agreement or the Mortgage.

      (b) If the Authority shall have proceeded to enforce its rights under this Loan Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Authority, then the Borrower and the Authority shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Borrower and the Authority shall continue as though no such proceedings had taken place.

      (c) Without limiting the generality of the foregoing, upon the happening of an Event of Default by the Borrower hereunder, all of the Borrower's right, title and interest in the Project Site hereunder or in equity and the Borrower's rights to possession thereof may be terminated by an action for foreclosure or repossession in accordance with the statutes of the State of New Jersey.

      (d) Upon the institution of any such action by the Authority, the Authority shall be entitled to the appointment of a receiver for the Project Site.

      (e) No remedy herein conferred or reserved to the Department or the Authority is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Authority or the Department to exercise any remedy reserved to it in this Section, it shall not be necessary to give notice other than such notice as may be required in this Section.

      (f) In addition to the above remedies, if the Borrower commits a breach, or threatens to commit a breach of this Loan Agreement, the Authority shall have the right and remedy, without posting bond or other security, to have the provisions of this Loan Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Authority and that money damages will not provide an adequate remedy therefor.

      (g) In the event the Borrower should default under any of the provisions of this Loan Agreement and the Authority or the Department shall require and employ attorneys or incur other expenses for the collection of payments due or to become due for the enforcement or performance or observance of any obligation or agreement on the part of the Borrower herein contained, the Borrower shall on demand therefor pay to the Authority, the reasonable fees of such attorneys and other expenses so incurred by the Authority or the Department.

      (h) The Authority shall not be required to do any act whatsoever or exercise any diligence whatsoever to mitigate the damages to the Borrower if an Event of Default shall occur hereunder.

      Section 17. FURTHER ASSURANCES AND CORRECTIVE INSTRUMENTS. The Borrower shall execute, acknowledge and deliver such supplements and further instruments and perform such acts as the Authority may reasonably require for carrying out the intention of or facilitating the performance of this Loan Agreement or the Note.

      Section 18. RELEASE AND INDEMNIFICATION. The Borrower covenants and agrees that neither the Authority or the Department, its members, agents, servants, officers or employees shall be liable for: (1) any loss, damage or injury to, or death of, any person occurring at or about or resulting from any defect in the Project Site; (2) any damage or injury to the persons or property of the Borrower, or its officers, agents, servants or employees, or any other person who may be about the Project Site, caused by any act of negligence of any person (other than the Authority, the Department or its members, officers, agents, servants or employees); or (3) any costs, expenses or damages incurred as a result of any lawsuit commenced because of action taken in good faith by the Authority or the Department in connection with the Project Site. The Borrower shall indemnify, protect, defend and hold the Authority, the State of New Jersey their respective members, agents, servants, officers and employees (each an "Indemnified Party"), harmless from and against any and all such losses, damages, injuries, costs or expenses and (except for claims, demands, suits, actions or other proceedings brought against an Indemnified Party resulting from willful or wanton misconduct or such Indemnified Party) from and against any and all claims, demands, suits, actions or other proceedings whatsoever, brought by any person or entity whatsoever, (except the Borrower) and arising or purportedly arising from this Loan Agreement, the Note or any transaction contemplated in any such documents, or from the construction, ownership and operation of the Project Site.

      Section 19. NOTICES. Any notices required to be sent under this Loan Agreement shall be sent to:

      (1)   The Authority at: PO Box 990, Trenton, New Jersey 08625-0990,
            Attn: Managing Director-Finance

      (2) The Borrower at: Lincoln Avenue and Wheat Road, Buena, New Jersey 08310, Attn: President

      Section 20.  POWER OF ATTORNEY,

      (a) Borrower hereby makes, constitutes and appoints the Authority as its irrevocable true and lawful attorney(s)-in-fact and each of its present and future officers with full power of substitution in the premises, in Borrower's name, place and stead for the purpose of perfecting, further perfecting, acknowledging, continuing, filing, recording, endorsing and/or making technical corrections in, any security interest, lien, encumbrance or mortgage required to be granted or conveyed by Borrower to the Authority under the terms of the Loan, including, without limitation, the filing of financing and continuation statements. In addition, Borrower shall cooperate fully with the Authority with respect to the filing or recordation of such documents in the appropriate filing or recordation offices and it shall bear, on demand, all costs of such filing or recordation.

      (b) The attorney(s)-in-fact is/are hereby authorized to file or record this Loan Agreement in the appropriate governmental filing or recording office if such filing or recording of a power of attorney is required by law in order to effectuate or validate same.

      (c) Notwithstanding the foregoing, Borrower shall execute or endorse any documents that are necessary in the sole judgment of the Authority to perfect, secure, continue or correct any security interest, mortgage, lien or encumbrance that Borrower is required under the terms of the Loan to grant to the Authority as security for same.

      Section 21. WAIVER OF RIGHT TO TRIAL BY JURY. Borrower waives any right to trial by jury on any claim, demand, action or cause of action arising under this Loan Agreement or the transactions related hereto, in each case whether sounding in contract or tort or otherwise. Borrower agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any party to this Loan Agreement may file an original counterpart or a copy of this section with any court as written evidence of the consent of Borrower to the waiver of its right to trial by jury. Borrower acknowledges that it has had the opportunity to consult with counsel regarding this section, that it fully understands its terms, content and effect, and that it voluntarily and knowingly agrees to the terms of this section.

      Section 22. THE AUTHORITY'S REMEDIES AS AN INSTITUTION OF STATE GOVERNMENT. The Authority, as an institution of State Government, is entitled to exercise its remedies pursuant to N.J.S.A. 54A:9-8.1 and N.J.A.C. 18:35-10.1, et seq. Notwithstanding anything to the contrary herein contained, any proceeds received by the Authority pursuant to a set off of a Borrower's and/or Guarantor's indebtedness to the Authority through application of a Borrower's and/or Guarantor's tax refund or rebate pursuant to these remedies, shall be allocated solely to the Authority.

      Section 23.  MISCELLANEOUS.

      (a) This Loan Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral among the parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original, an all of which together shall constitute one and the same instrument.

      (b) Modifications or waivers of any provisions of this Loan Agreement or the Note must be in writing.

      (c) In the event any provision of this Loan Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision thereof.

      (d) This Loan Agreement shall become effective upon its execution and delivery by the parties hereto, shall remain in full force from the date thereof, and subject to the provisions hereof, shall expire on such date as the Note and the interest thereon and all other expenses or sums to which the Authority is entitled, have been fully paid and retired.

      (e) In the event that any provision of this Loan Agreement should be breached by any party and thereafter waived by any party, such waiver shall be limited to the particular breach so waived by any party and shall not be deemed to waive any other breach.

      (f) This Loan Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Authority and the Borrower.

      (g) This Loan Agreement shall be construed and enforced under the laws of the State of New Jersey.

      (h) The rights and remedies of the Borrower under this Agreement shall be subject to the New Jersey Contractual Liability Act, N.J.S.A. 59:13-1 et seq., the provisions of which are hereby incorporated herein by reference in their entirety.

      IN WITNESS WHEREOF, the Authority and the Borrower have caused this Loan Agreement to be executed in their respective names by their duly authorized officers, as of the date first above written.


ATTEST:                           NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY

By: /s/ Teri Dunlop               By: /s/ Richard H. Gaskill
    -------------------------         -------------------------------------
    Teri Dunlop                       Richard H. Gaskill
    Director-Lending Services         Director-Special Loan Management


ATTEST:                           IGI, INC.

By: /s/ Domenic N. Golato         By: /s/ John Ambrose
    -------------------------         -------------------------------------
    Domenic N. Golato                 John Ambrose
    Secretary                         President and Chief Executive Officer

                                                                EXHIBIT "A"


                                  IGI, INC.

                               PROMISSORY NOTE

$245,556                                                         Trenton,
                                                                 New Jersey

      IGI, INC. (the "Borrower") a corporation organized and existing under the laws of the State of Delaware acknowledges itself indebted and for value received hereby promises to pay to the order of the NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY (the "Authority") and its successors and assigns, the principal sum of Two Hundred Forty-Five Thousand Five Hundred Fifty-Six Dollars ($245,556), together with interest on the unpaid principal balance thereof from the date hereof until the Borrower's obligations with respect to the payment of such sum shall be discharged at a fixed rate of interest of five percent (5%) per annum. Interest charges shall be computed hereunder on the basis of a 360 day year, counting the actual number of days elapsed.

      This Note is issued to evidence the obligation of the Borrower under and pursuant to, and shall be governed by and construed in accordance with the terms and conditions of the Loan Agreement (the "Agreement") between the Authority and the Borrower dated as of January 10, 2002 for the repayment of the loan made by the Authority to the Borrower thereunder and payment of interest thereon. Terms referred to herein have the same meaning as defined in the Agreement. This Note is secured by a mortgage bearing even date herewith, executed by the Borrower as Mortgagor and delivered to the Authority as Mortgagee on real property located in Buena, New Jersey.

      This Note is payable in one hundred twenty (120) equal monthly installments of principal and interest in the sum of $2,612.95 commencing on February 1, 2002 and on the first day of each succeeding month and terminating if not sooner paid, as herein provided on January 1, 2012. Such installments shall be applied first to payment of interest then due on the unpaid principal amount and the remaining balance of each such installment to be applied to the payment and reduction of the unpaid principal amount of this Note. The amount payable as the final installment may be such greater or lesser amount as shall be equal to the actual principal amount of this Note remaining unpaid together with interest thereon then due and unpaid. It is specifically understood and agreed that the Borrower shall make payments on this Note based on amounts actually disbursed pursuant to the Agreement.

      Payments hereon are to be made in lawful money of the United States of America to the New Jersey Economic Development Authority (P13379), P.O. Box 18641, Newark, New Jersey 07191-8641, or such other place as the Authority may designate, on each due date provided above, in an amount which will equal the amount payable as interest and principal on this Note.

      The Borrower agrees to make the payments on this Note on the dates and in the amounts specified herein and in the Agreement and in addition agrees to make such other payments as are required pursuant to the Agreement. A late charge of five percent (5%) of the monthly payment shall be due and payable on any monthly payment past due seven (7) days or more. However, in the event that this late charge is found unenforceable by a court of law, the Borrower shall pay actual damages to the Authority which shall include but not be limited to the loss of use of the delinquent payment(s) and administrative costs in monitoring the default by the Borrower. Administrative costs include but are not limited to attempts to contact the Borrower via written and letter correspondence, generating and reviewing the delinquency reports, evaluating the delinquent account, evaluating the credit file, entering relevant information into the Authority's file and/or computer, relaying information to management and different departments, notifying and reporting to management and different department. In the event of default in the Agreement, the principal of and interest on this Note may be declared immediately due and payable as provided in the Agreement. This Note may be canceled, amended or supplemented as provided in the Agreement.

      The Borrower may prepay this Note in whole at any time or in part on any payment date without penalty. Partial prepayments shall be applied to the last maturing payments due on this Note, shall be in one or more increments of the monthly amount due, shall not extend or postpone the due date of any subsequent monthly installment or change the amounts of such installments. In any such case, the final payment on this Note shall be a sum sufficient, together with other funds deposited with the Authority and available for such purpose, to redeem all of this Note then outstanding at the principal amount thereof plus accrued interest to the date of payment and to pay all reasonable and necessary fees and expenses of the Authority accrued and to accrue through final payment for this Note. At the acceleration, termination or expiration of the term of this Note and following full payment of this Note and all other fees and charges in accordance with the provisions of the Agreement, the Authority shall deliver to the Borrower any documents and take such actions as may be necessary to effectuate the cancellation of this Note and evidence the termination of the Agreement.

      Notwithstanding the above, the actual principal amount of this Note remaining unpaid together with interest thereon shall be immediately due and payable upon the transfer of ownership of the Project Site.

      Borrower waives any right to trial by jury on any claim, demand, action or cause of action arising under this Note or the transactions related hereto, in each case whether sounding in contract or tort or otherwise. Borrower agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any party to this Note may file an original counterpart or a copy of this section with any court as written evidence of the consent of Borrower to the waiver of its right to trial by jury. Borrower acknowledges that it has had the opportunity to consult with counsel regarding this section, that it fully understands its terms, content and effect, and that it voluntarily and knowingly agrees to the terms of this section.

      IN WITNESS WHEREOF, IGI, INC. has caused this Note to be executed in its name and on its behalf by its authorized officers by their manual signatures as of this 10th day of January, 2002.


ATTEST:                           IGI, INC.

By: _________________________     By: _____________________________________
    Domenic N. Golato                 John Ambrose
    Secretary                         President and Chief Executive Officer

                                                                EXHIBIT "B"

                       DIRECT LOAN REQUISITION NO.: 1

===========================================================================
INSTRUCTIONS: This form must be used to request loan disbursements.
1. Requisitions are limited to one per month in the aggregate amount of not less than $1,000 unless specifically stated otherwise in the commitment letter.
2. When possible, the vendors should be paid directly via a two-party check payable to vendor/borrower. Direct reimbursement to the borrower requires a copy of the invoice and the related canceled check.
===========================================================================

The undersigned, on behalf of IGI Inc. hereby requisitions the following checks from the New Jersey Economic Development Authority:

                                                (Controller/MIS Use Only)
      Payee                         Amount           Date     Check#
      -----                         ------           ----     ------

1.    IGI Inc. & Riggins Inc.    $178,276.00
      -------------------------------------------------------------------
2.
      -------------------------------------------------------------------
3.
      -------------------------------------------------------------------

(Use attachment if needed)

===========================================================================

                                CERTIFICATION

The undersigned, a duly authorized representative of Borrower, hereby certifies to the Authority on his/her own behalf and on behalf of Borrower, that:

1. This requisition and or all requisitions previously disbursed to or on behalf of Borrower under the Loan have been expended to pay for the costs of the Project and not for any other use or purpose;

2. The work and expenses covered by this requisition have been or will be performed and incurred towards completion of the Project in accordance with the loan documents; and

3. To the best of the undersigned's knowledge, information and belief, the remaining, undisbursed portion of the Loan is sufficient to complete the Project.

Capitalized terms used in this Certification shall have the same meaning as ascribed to them in the loan documents which relate to the Loan unless expressly indicated otherwise.

                                       BORROWER:

_____________________________          BY:
(Date)                                 Name: See Attached
                                             ------------------------
                                                 (signature)

                                       PRINT:________________________
                                                 (name and title)

============================================================================

                   DO NOT WRITE BELOW THIS LINE-FOR USE BY
               NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY ONLY

Name of Borrower:  IGI, Inc.      Project (P) Number: P103379
                  -----------                         ----------------------
Fund: HAZ                         Total Amount of Loan: $245,556
      -----------------------                           --------------------
Term: 10 yrs.                     Total Amount of Previous Checks: $-0-
      -----------------------                                      ---------
Interest Rate: 5%                 Total Amount of Requested Checks: $178,276
               --------------                                       --------
Closing Date: 1-7-02              Total Amount to be Escrowed: $67,280.00
              ---------------                                  -------------

Deliver to  Margaret Maurio                Date & Time Check Needed: 1/4/02
Deliver to Teri Dunlop (first loan disbursement)
Deliver to Michele Bailey/Commercial Lending
Special Handling:

Reviewed by: /s/ William Carr     Approved by: /s/ Lisa Coane
             ----------------                  --------------------------
             William Carr,                     Lisa Coane,
             Finance Officer                   Director-Commercial Credit

Date:  January 2, 2002
       ----------------------

                                                                EXHIBIT "C"

[EDA LOGO]
NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY


                                       June 26, 2001

VIA FEDERAL EXPRESS
-------------------
Domenic Golato, Senior Vice President
IGI, Inc.
Lincoln Avenue & Wheat Road
Buena, NJ 08310

                                       RE:  IGI, Inc.
                                            P13379
                                            -------------------------

Dear Mr. Golato:

I am pleased to inform you that at a meeting on June 12, 2001, the members of the Authority approved the application of IGI, Inc. for a $245,556 Hazardous Discharge Site Remediation Fund (the "Fund") loan from the New Jersey Department of Environmental Protection (the "Department") for remedial action (the "Project") as stated in your request for financial assistance dated May 18, 2001. In addition, on June 12, 2001 the members of the Authority approved a grant in the amount of $81,852 for the Project.

The Authority, unless stated otherwise in this commitment letter, has approved the loan upon the terms and conditions set forth in this commitment letter and the General Terms and Conditions of Lending attached and incorporated herein. No act or omission by or on behalf of the Authority shall be deemed as a waiver to any of the terms and conditions contained in this letter. Such a waiver may be made only by an instrument in writing duly executed by an authorized representative of the Authority.


NAME OF BORROWER:                 IGI, Inc.

PROJECT SITE:                     701 Harding Highway
                                  Buena, New Jersey

LOAN: $245,556 from the Fund for a term of 10 years at a rate of interest of the Federal Discount Rate at the date of closing with a floor of 5%.


MAILING ADDRESS | PO BOX 990 | TRENTON, NJ 08625-0990
36 WEST STATE STREET | TRENTON, NJ 08625 | 609.292.1800 |
e-mail: njeda@njeda.com | www.njeda.com

AMORTIZATION:                     Principal payments in an amount to Fully
                                  amortize $245,556 over 10 years plus
                                  interest payable monthly for one hundred twenty (120) months OR payment in full upon sale of the Project Site.

PREPAYMENT PENALTY:               None

SECURITY:                         A third mortgage on real property and
                                  improvements located at 701 Harding
                                  Highway, Buena, New Jersey.

FINANCIAL STATEMENTS:             Signed copies of annual 10K federal
                                  income tax returns submitted to the
                                  Authority within 15 days of filing for:
                                  IGI, Inc.

DISBURSEMENTS:                    The Loan proceeds will be disbursed in
                                  accordance with the following
                                  requirements: (1) receipt of  statement
                                  or invoice together with a requisition
                                  signed by the Borrower stating (a) the
                                  name and address of the person or firm to be paid; and (b) the amount to be paid;
                                  or if the Borrower has already paid the
                                  invoice, proof of payment; (2) approval
                                  of the Department of all invoices
                                  submitted; and (3) compliance with the
                                  terms of this commitment letter. No
                                  disbursement will be made until the
                                  Department notifies the Authority that
                                  the invoice has been approved.

GRANT AMOUNT:                     $81,852

CONDITIONS:
-----------

1. The Borrower shall complete the Project substantially as set forth in its request for financial assistance.

2. This financing shall be subject to Borrower's compliance with the statutory and regulating requirements under the Industrial Site Recovery Act and with all applicable federal statutory or regulating requirements.

3. Within 90 days of the date of this commitment letter, the Borrower shall submit to the Authority an executed contract for the remediation activities for which the Loan is being made. Failure to submit an executed contract within the time provided, without good cause, shall constitute grounds for the alteration of the Borrower's priority ranking for the Loan.

The interests of the Borrower and the Authority are or may be different and may conflict. The Authority's attorney represents only the Authority and does not represent the Borrower in the Loan transaction. The Borrower, therefore, is advised to employ an attorney licensed to practice in the State of New Jersey, of the Borrower's own choice, to represent the Borrower's interest in the Loan transaction.

The credit of the Borrower and all other features of the transaction shall be as represented to the Authority without material adverse change. The Borrower shall not be involved in any bankruptcy, reorganization or insolvency proceeding.

The Authority will require evidence satisfactory to it and its counsel that assets pledged to it as security for this financing are free and clear of any and all security interest, except as set forth herein. The Authority reserves the right to pre-file financing statements prior to closing.

Counsel to the Authority must be satisfied with respect to the legality, validity, binding effect, and enforceability of all instruments, agreements, and documents used to effect and consummate the transactions contemplated herein. All documentation shall be in form and substance satisfactory to the Authority.

By your acceptance of this commitment letter, you acknowledge this letter is issued at a time when the Authority has not undertaken a full business, credit, and legal analysis of the Borrower and/or the transaction(s) contemplated by this commitment. As a result of further investigation and analysis by the Authority and its counsel, information of which we are not presently aware may be revealed and/or certain other impediments to closing may come to our attention. Our mutual efforts will be directed toward the closing of this financing. The Authority may require the financing to be restructured or otherwise modified. As lender, the Authority is the sole judge of what is an impediment and whether the impediment is so serious as to preclude closing.

Each unsatisfied covenant, term and condition of this commitment which is not expressly waived in writing by the Authority, shall survive any closing hereunder. In case of any conflict between any unwaived and unsatisfied covenant, term or condition of this commitment and the terms of the Lender's commitment letter or the provisions of the loan documents delivered at or pursuant to any closing regarding this financing, the unwaived and/or unsatisfied covenant, term or condition of this commitment shall control.

This commitment is subject to acceptance by the Borrower of the terms and conditions contained herein and in the General Terms and Conditions of Lending. This commitment letter must be signed and returned to the undersigned together with a check in the amount of $1,227.78 made payable to the NJEDA for the non-refundable commitment letter fee. In addition, $1,227.78 is payable to the NJEDA at closing for the loan closing costs.

The Authority, at its option, may announce and publicize the source of financing contemplated hereunder, by means and media selected by the Authority.

This commitment shall terminate and the Authority shall have no further obligation or liability hereunder if this letter is not signed and returned to the undersigned with the applicable fees on or before July 31, 2001 ("Acceptance Date"). An extension fee of $750 is required to extend the Acceptance Date an additional 15 days.

In the event this financing is not closed on or before November 30, 2001 ("Closing Date"), the Authority's obligation to provide financing hereunder shall terminate and the Borrower will be required to submit a new application.

Please contact William Carr at (609) 292-0188 if you have any questions regarding this matter.

We are pleased to be of service to your financing needs.


                                       Sincerely,

                                       /s/ Adam Mukerji
                                       Adam Mukerji
                                       Director-Commercial Lending

td/mg


ACCEPTED AND AGREED THIS 9TH DAY
OF JULY, 2001 BY:

BORROWER:

IGI, INC.

By /s/ Domenic N. Golato
   ---------------------
   Domenic N. Golato
   Senior Vice President

                  HAZARDOUS DISCHARGE SITE REMEDIATION FUND

                   GENERAL TERMS AND CONDITIONS OF LENDING
                   ---------------------------------------

      1. Any liens on real property required by this commitment letter shall be liens on the fee simple absolute title to the land and all improvements, free of any prior mechanic's or materialmen's liens or special assessments. Any title exceptions are subject to approval by the Authority.

      2. Title insurance, when required, shall be evidenced by a paid policy with an insurance company or companies acceptable to the Authority and qualified to do business in New Jersey.

      3. Appraisals, when required, shall be made by an independent appraiser acceptable to the Authority. The appraisal fee shall be payable by the Borrower.

      4. Fire and hazard insurance, including theft, vandalism and malicious mischief, shall equal 100% of the insurable value of all collateral securing the loan and shall be secured from such companies approved by the Authority. Insurance covering real property shall include a standard mortgagee endorsement in favor of the NJEDA. Insurance for contents shall include the NJEDA as loss payee in a standard lender's loss payable clause. General liability insurance shall be in amounts of $500,000 per individual, $1,000,000 per occurrence and shall name the NJEDA as additional insured. All insurance policies required shall be secured from companies qualified to do business in New Jersey. Flood insurance or proof that all real property and/or business assets are not in a flood hazard area is required.

      5. Financial statements, when required, shall be prepared by an independent certified public accountant acceptable to the Authority. Unaudited financial statements shall be duly certified by the chief financial officer of the company. Financial statements shall be submitted to the Authority as provided in the commitment letter.

      6.    During the term of the Loan the Borrower and any Guarantor:

      a. Shall make no material changes in their present management or operating control without the consent of the Authority.

      b. Shall not merge or consolidate with or acquire any other business, corporation or partnership without the consent of the Authority.

      c. Shall not engage in any additional financing or grant any liens or security interests regarding the collateral securing the loan except as provided herein.

      d. Shall not sell, assign, lease, sublease, transfer or encumber its interest in any collateral securing the loan without the consent of the Authority.

      e. Shall permit representatives of the Authority and the Department to examine all books and records of the Borrower regarding the Project Site and to inspect the Project Site.

      f. If Borrower or Guarantor is a corporation, the Borrower and/or the Guarantor shall agree that the Authority shall have the right to have a representative present at all special and regular meetings of their boards of directors. The Borrower and/or the Guarantor shall notify the Executive Director of the Authority of such meetings in advance. In addition, each shall obtain the necessary authority of their respective boards of directors and /or shareholders to enter into the agreements evidenced or specified herein, and will each obtain such further authorization of their respective boards of directors and/or shareholders as may be necessary or appropriate to the financing arrangements set forth herein.

      g. Shall not transfer excess cash flow; declare cash or stock dividends (except Sub-Chapter S Corporations); issue any additional stock; or purchase its own stock for value without the consent of the Authority.

      h. Shall pay all taxes, assessments and governmental charges lawfully assessed or levied against its properties and assets. The Borrower of Guarantor shall also pay all utility, water, sewer or other charges incurred in the occupancy, use or operation regarding the Project Site.

      7. The Borrower shall submit, when required, such searches, title reports, and certificates evidencing Borrower's title to its real and personal property serving as collateral for the loan in a form satisfactory to counsel for the Authority.

      8. The Borrower shall duly execute and deliver to such instruments, documents, certificates, opinions, assurances, and do such other acts and things as the Authority may reasonably require to effect the purpose of the transaction described herein. All proceedings, agreements, instruments, documents, and other matters relating to the application for the loan and all other transactions contemplated herein shall be satisfactory to counsel for the Authority.

      9. The Authority may require a current legal opinion by Borrower's legal counsel to the effect that all documents are valid and binding on the Borrower or Guarantor, that the Borrower of Guarantor have valid title to their assets and that to the best of the attorney's knowledge there is no litigation pending which would adversely affect the Borrower's or Guarantor's financial condition.

      10. Any consent of the Authority required to be given hereunder must be expressly stated in writing by an authorized officer of the Authority.

      11. The Borrower shall agree to indemnify and save harmless, the Authority and the Department, their officers, members, employees, agents and servants from any losses, damages, claims or liability arising from the making of the loan or the operation, ownership or remediation of the Project Site.

      12. The Borrower shall be in compliance and complete the Project in compliance with all applicable Federal, state and local laws, rules and regulations and as set forth in its application to the Department.

                                ACKNOWLEDGMENT

STATE OF NEW JERSEY  :

                     :

COUNTY OF MERCER     :

      BE IT REMEMBERED, that on this 9th day of January, 2002, before me, the subscriber, a Notary Public of the State of New Jersey, personally appeared RICHARD H. GASKILL, who, being by me duly sworn on his oath, deposes and makes proof to my satisfaction, that he is the DIRECTOR - SPECIAL LOAN MANAGEMENT of the NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY, the Authority named in the within Instrument; that the execution, as well as the making of this Instrument, has been duly authorized by a proper resolution of the Members of said Authority; and said Instrument was signed and delivered by said Director - Special Loan Mamagement as and for the voluntary act and deed of said Authority.



                                              /s/    Michelle L. Clark
                                              -------------------------
                                                     Michelle L. Clark
                                                     Notary Public
                                                     of New Jersey
                                       My Commission Expires May 2, 2006

                               ACKNOWLEDGMENT

STATE OF NEW JERSEY  :

                     :

COUNTY OF MERCER     :

      BE IT REMEMBERED, that on this 10th day of January, 2002, before me, personally appeared, JOHN AMBROSE, to me known, who, being by me duly sworn, did depose and say that he is the President and Chief Executive Officer of IGI, Inc., the corporation named in the within Instrument; that the execution, as well as the making of this Instrument, has been duly authorized by a proper resolution of the Board of Directors of said corporation; and said Instrument was signed and delivered by said President and Chief Executive Officer as and for the voluntary act and deed of said corporation.


                                              /s/ Diane Mulligan
                                              -------------------------
                                              An Attorney At Law
                                              of the State of New Jersey